Exhibit 99.18

 Exhibit 99.18

Acquisition of GoSolutions, Inc. ("GSI")

On May 2, 2006, VEDO Merger Sub, Inc., a wholly owned subsidiary of VillageEDOCS ("VillageEDOCS"), closed the acquisition ("Acquisition") of 100% of the outstanding common and preferred stock of GSI. The Acquisition was effective May 1, 2006.  GSI will continue as a wholly owned subsidiary of VillageEDOCS.

VillageEDOCS is obligated to issue approximately 44,179,000 shares of its common stock, net of approximately 15,821,000 shares repurchased in connection with the Settlement (see below), with an estimated fair value of $4,418,000, to GSI's stockholders.  VillageEDOCS' common stock was valued at $0.10 per share, the closing price of VillageEDOCS' common stock on April 27, 2006.

In connection with the Acquisition, VillageEDOCS and a dissenting shareholder of GSI ("Dissenter") holding approximately 1,090,000 and 3,021,000 shares of GSI's common and preferred Series A stock, respectively, entered into a settlement agreement ("Settlement").  Pursuant to the Settlement, the Dissenter has agreed to waive all dissenters' rights regarding approval of the Acquisition ("Waiver").  In exchange for the Waiver, VillageEDOCS has agreed to repurchase the approximately 15,821,000 shares of common stock issueable to the Dissenter in the Acquisition for approximately $840,000.  Two additional shareholders of GSI, who would otherwise be entitled to approximately 1,549,000 shares of VillageEDOCS common shares in connection with the Acquisition ("Dissenters' Shares"), have exercised dissenters' rights regarding approval of the Acquisition.  GSI does not believe that the ultimate resolution of this dissenters' matter will have a material effect on the acquisition price, and has made no provision for additional cost associated with the settlement relating to the Dissenters' Shares, when calculating the acquisition price.

The Acquisition will be accounted for using the purchase method of accounting.

VillageEDOCS funded the required payment under the Settlement with proceeds from GSI's $1,000,000 revolving line of credit with a financial institution.

GSI is a Florida corporation formed in 2000 to acquire Go Solo Technologies, Inc., which has been operating continuously since 1999.  GSI is headquartered in Tampa, Florida.

The terms of the Acquisition were the result of arms-length negotiations.  None of the GSI shareholders were previously affiliated with VillageEDOCS.

GSI is an emerging integrated communications provider offering Web‑based communication services that enables users to utilize naturally spoken voice commands and a telephone to gain access to a wide range of vital Internet and database‑driven information services as well as its proprietary unified messaging and enhanced services platform, GoSolo (TM). The GoSolo (TM) platform provides 8XX telephone service primarily to enterprises, their independent representatives and individual consumers in the United States, Canada and Spain.

In connection with the acquisition of GSI, VillageEDOCS incurred $100,000 in acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

The acquisition price was comprised of the following:

Cash in accordance with Settlement	$840,000
Estimated fair value of VillageEDOCS' common stock	4,417,925
Legal, accounting, and other costs	100,000
$5,357,925

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of GSI as of May 1, 2006, the effective date of the Acquisition:

Cash	$1,199,535
Accounts receivable, net	332,457
Prepaid expenses and other current assets	68,912
Property and equipment, net	240,272
Other assets	34,895
Total liabilities	(3,275,888)
Net liabilities assumed	(1,399,817)
Goodwill	6,757,742
$5,357,925

This allocation is preliminary and may be subject to change upon evaluation of the fair value of GSI's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.  VillageEDOCS is in the process of analyzing the components of the intangible assets it acquired and will determine the final purchase price allocation during 2006.

VillageEDOCS and Subsidiaries
Pro Forma Combined Balance Sheets
December 31, 2005
(Unaudited)

	VEDO	GSI
	December 31,	December 31,	Pro Forma		Pro Forma
	2005	2005	Adjustments		Combined
ASSETS
Current assets:
Cash	$762,051	$20,829	$840,000	(a)	$782,880
			(840,000)	(b)

Accounts receivable, net	1,021,239	332,915	-		1,354,154
Inventory	190,025	-	-		190,025
Other current assets	63,354	146,794	-		210,148
Total current assets	2,036,669	500,538	-		2,537,207

Property and equipment, net	370,214	258,575	-		628,789
Restricted cash	-	11,153	-		11,153
Other assets	33,947	192,835	-		226,782
Other intangibles, net	1,117,285	-	-		1,117,285
Goodwill	5,166,132	-	6,425,076	(c)	11,591,208
	$8,724,247	$963,101	$6,425,076		$16,112,424

	VEDO	GSI
	December 31,	December 31,	Pro Forma		Pro Forma
	2005	2005	Adjustments		Combined
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$308,689	$336,327	$100,000	(d)	$745,016
Accrued expenses	1,021,349	1,214,793	-		2,236,142
Line of credit - current portion	-	-	840,000	(a)	840,000
Deferred revenue	1,032,829	221,319	-		1,254,148
Notes payable to related parties- current portion	150,000	257,813	-		407,813
Convertible notes and accrued interest payable to
related parties - current portion	200,000	-	-		200,000
Total current liabilities	2,712,867	2,030,252	940,000		5,683,119

Deferred income tax	-	-	-		-
Notes payable, net of current portion	-	-	-		-
Convertible notes and accrued interest
payable to related parties, net of current portion	332,500	-	-		332,500
Series A convertible redeemable preferred stock		66,338	(66,338)	(e)	-
Series B convertible redeemable preferred stock		10,159	(10,159)	(e)	-
Total liabilities	3,045,367	2,106,749	863,503		6,015,619

Stockholders equity:
Preferred stock,$0.001 par value	13,500	-	-		13,500
Common stock, no par value	13,312,384	5,141	(5,141)	(e)	17,730,309
			4,417,925	(f)

Additional paid-in capital	13,240,087	1,819,379	(1,819,379)	(e)	13,240,087
Accumulated deficit	(20,887,091)	(2,968,168)	2,968,168	(e)	(20,887,091)
Total stockholders' deficit	5,678,880	(1,143,648)	5,561,573		10,096,805
	$8,724,247	$963,101	$6,425,076		$16,112,424

See notes to unaudited pro forma combined financial statements.

VillageEDOCS and Subsidiaries
Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2005
(Unaudited)

	VEDO	GSI
	For the Year Ended	For the Year Ended	Pro Forma		Pro Forma
	December 31, 2005	December 31, 2005	Adjustments		Combined
Net sales	$8,768,446	$6,996,534	$-		$15,764,980
Cost of sales	3,059,316	2,072,343	-		5,131,659
Gross profit	5,709,130	4,924,191	-		10,633,321
Operating expenses	5,583,944	4,180,344	-		9,764,288
Income from operations	125,186	743,847	-		869,033

Interest expense	(8,074,489)	(76,997)	(52,500)	(a)	(8,203,986)

Other expense, net	(151,571)	(9,159)	-		(160,730)
Income (loss) before provision for
income taxes	(8,100,874)	657,691	(52,500)		(7,495,683)

Provision for income taxes	44,054	37,170	-		81,224
Net income (loss)	$(8,144,928)	$620,521	$(52,500)		$(7,576,907)

Basic and diluted loss available to
common stockholders per common
share	$(0.10)				$(0.06)

Weighted average shares outstanding	82,728,108		44,179,246	(b)	126,907,354

See notes to unaudited pro forma combined financial statements.

VillageEDOCS

 NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma combined balance sheet gives effect to the acquisition of GSI as if the acquisition had occurred as of December 31, 2005.  The unaudited pro forma combined statement of operations assumes the acquisition took place as of January 1, 2005.

For purposes of the pro forma, GSI's financial results as of and for the year ended December 31, 2005 are combined with that of VillageEDOCS as of and for the year ended December 31, 2005.

The pro forma information has been prepared for comparative purposes only, and does not purport to be indicative of VillageEDOCS' results of operations that would have actually occurred had the transaction been in effect as of the date or for the periods presented, or of results that may occur in the future. The unaudited pro forma combined financial statements should be read in conjunction with VillageEDOCS' historical financial statements and related notes.

Note 2 - Pro Forma Adjustments

The pro forma adjustments are based on VillageEDOCS' management's preliminary estimates of the value of the tangible and intangible assets acquired. A valuation of the net assets acquired in the acquisition will be conducted by a third-party appraisal firm. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

Description of pro forma adjustments:

Pro Forma Adjustments to Combined Balance Sheet:

a)     Record $840,000 in proceeds from GSI's $1,000,000 revolving line of credit, required to pay the Settlement.

b)     Record $840,000 Settlement payment.

c)     To record goodwill.  The pro forma adjustments are based on VillageEDOCS' management's preliminary estimates of the value of the tangible and intangible assets acquired.  Management will conduct a valuation of the net assets acquired, with the assistance of a third-party appraisal firm.  As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements.

d)     Record acquisition-related costs including, but not limited to, expenses incurred for legal, accounting and travel.

e)     Eliminate historical equity of GSI.

f)      Record issuance of VillageEDOCS common stock to GSI's shareholders as acquisition consideration.

Pro Forma Adjustments to Statement of Operations:

a)     Record interest expense for $840,000 in proceeds from GSI's $1,000,000 revolving line of credit required to pay the Settlement.

b)     Record issuance of shares issued in connection with the Acquisition of GSI.